CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 30, 2007, relating to the financial statements and financial highlights which appear in the March 31, 2007 Annual Reports to Shareholders of John Hancock Money Market Fund and John Hancock U.S. Government Cash Reserve Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

July 26, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 69 to the Registration Statement No. 2-50931 on Form N-1A of our reports dated May 5, 2005 relating to the financial statements and financial highlights of John Hancock Money Market Fund and John Hancock U.S. Government Cash Reserve Fund appearing in the corresponding Annual Reports on Form N-CSR of John Hancock Money Market Fund and John Hancock U.S. Government Cash Reserve Fund for the year ended March 31, 2005 and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Boston, Massachusetts

July 26, 2007

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